Exhibit 10.11

EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (this Agreement) is made as of December 16, 2019, by and between GREAT LAKES BCPL FUNDING LTD.., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the Issuer), and BC PARTNERS LENDING CORPORATION, a corporation incorporated under the law of the State of Maryland (together with its successors and assigns in such capacity, the "Collateral Manager").

RECITALS:

The Issuer intends to issue certain Class A Notes (the "Class A Notes") pursuant to an Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Issuer and U.S. Bank, National Association, a limited purpose national banking association with trust powers organized under the laws of the United States, as trustee (together with its permitted successor and assigns in the trusts thereunder, the "Trustee").

Pursuant to the Indenture, the Issuer has pledged the Collateral to the Trustee as security for the Class A Notes and the other Secured Obligations.

The Issuer wishes to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Collateral securing the Class A Notes and the other Secured Obligations in the manner and on the terms set forth herein and to provide such additional services as are consistent with the terms of this Agreement, the Collateral Administration Agreement and the Indenture, and the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions

Capitalized terms used but not defined herein (including in the recitals) shall have the respective meanings given to such terms in the Indenture.  In the event of any conflict or inconsistency between any term defined herein and any term defined in the Indenture, the defined term as set forth herein shall govern.

"Accepted Servicing Practices":  The meaning specified in Section 7.

"Advance Restructuring Notice":  The meaning specified in Section 2(m).

"Collateral Manager Advances":  All Collateral Manager Expenses paid by the Collateral Manager from its own funds in connection with its obligations under this Agreement.

"Collateral Manager Breach":  The meaning specified in Section 8(a).

"Collateral Manager Expenses":  Any and all reasonable out‑of‑pocket costs and expenses paid or incurred by the Collateral Manager in the course of performing its obligations under this Agreement and the other Transaction Documents, including (a) the reasonable out-of-pocket expenses and costs of legal advisors, accountants, rating agencies, consultants, brokers and other professionals retained by the Issuer or by the Collateral Manager on behalf of the Issuer in connection with the services provided by the Collateral Manager pursuant to this Agreement and the other Transaction Documents; (b) fees, expenses, and other costs incurred by the Collateral Manager in connection with the acquisition or disposition, or proposed acquisition or disposition of any Portfolio Asset, or the default or restructuring thereof, including news and quotation subscription expenses, brokerage commissions, research expenses, accounting, programming and data entry services, any review, waiver or amendment with respect to Underlying Instruments, insurance premiums, rating agency fees, computer software and services costs and travel costs (airfare, meals, lodging and other transportation), provided, that, to the extent such expenses are incurred for the benefit of the Issuer and other entities Affiliated with or advised by the Collateral Manager, the Issuer shall be responsible for only a pro rata portion of such expenses of the Collateral Manager, based on a good faith allocation by the Collateral Manager of such expenses among all such entities and the Issuer; (c) amounts payable by the Collateral Manager to the Collateral Administrator under the Collateral Administration Agreement (other than indemnities payable as a result of bad faith, willful misconduct, gross negligence or fraud of the Collateral Manager); (d) expenses incurred for general business operations of the Issuer, including charges or expenses incurred by the Collateral Manager in performing non-advisory services on behalf of the Issuer (in each case, in connection with the transactions contemplated hereby); (e) all taxes, regulatory and governmental charges (in each case, not based on the income of the Collateral Manager), insurance premiums or expenses in each case incurred or paid on behalf of the Issuer or in connection with the performance of its obligations hereunder or under any of the other Transaction Documents.

"Confidential Information":  The meaning specified in Section 16(b).

"Counterparty":  BC Partners Lending Corporation, in its capacity as the counterparty under the Global Master Repurchase Agreement.

"Firm Bid":  The meaning specified in Section 2(o)(ii).

"Force Majeure Event": means such an operation of the forces of nature beyond the Collateral Manager’s control as reasonable foresight and ability could not foresee or reasonably provide against including but not limited to, acts of god, flood, war (whether declared or undeclared), terrorism, fire, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond the Collateral Manager’s control whether or not of the same class or kind as specifically named above.

"Full Payment Date":  The day next following the payment in full or redemption in whole of the Notes in accordance with the terms of the Indenture.

"Indemnified BC Partners Person":  The meaning specified in Section 8(a).

"Indemnified Issuer Person":  The meaning specified in Section 9(b).

"Indemnified Person":  (a) A Indemnified BC Partners Person or (b) an Indemnified Issuer Person, as applicable.

"Insolvency Laws":  (a) the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time, and (b) all other applicable liquidation, conservatorship, examinership, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of any applicable jurisdiction from time to time in effect affecting the rights of creditors generally.

"Investment Company Act":  The meaning specified in Section 10(d).

"Liabilities":  The meaning specified in Section 8(a).

"Managed Assets":  The meaning specified in Section 2(e).

"Manager Asset Sale Cut-Off Time":  3:00 p.m. (New York time) on the date that is one calendar month following the day on which the UBS Termination Event occurs.

"Manager Related Parties":  The meaning specified in Section 6(a).

"Material Action":

(i) any waiver of, or reduction in the amount of, principal or interest payable or any fee payable any portion of the Collateral, or any extension of any payment deadline with respect to any portion of the Collateral;

(ii) any termination or release of any Lien or security interest securing all or part of the Collateral or the release of a Portfolio Asset Obligor with respect to any Portfolio Asset from its respective obligations under or in connection with such Portfolio Asset, or any foreclosure with respect to any portion of the Collateral, or any acceptance of any assumption agreement with respect to the obligations of any obligor under or guarantor with respect to such Portfolio Asset (other than, in each case, in accordance with the express terms of the related Underlying Instruments);

(iii) the subordination of any Portfolio Asset to any other obligation of any related Portfolio Asset Obligor, or the subordination of any of the liens securing any portion of the Collateral;

(iv) any change to any financial covenant or to any financial definition used in calculating compliance with any financial covenant under any Underlying Instrument with respect to a Portfolio Asset;

(v) any reduction in the financial reporting obligations of a Portfolio Asset Obligor or in its obligation to provide notices of defaults under any Underlying Instrument;

(vi) any exchange or other restructuring that will reduce the financial obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset;

(vii) any exchange or other restructuring that expressly amends or waives any of the default provisions (as in effect immediately prior to giving effect to such amendment or waiver) set forth in any Underlying Instrument such that, immediately after giving effect to such amendment or waiver, a default by any Portfolio Asset Obligor under such Portfolio Asset that had previously occurred and was continuing ceases to be continuing or is otherwise waived;

(viii) any substitution of collateral securing the obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset whereby the replacement collateral involved in such substitution has an aggregate market value that is less than the aggregate market value of the collateral being replaced through such substitution (other than in accordance with the express terms of the related Underlying Instruments);

(ix) any subordinate Lien arising on any collateral securing the obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset (other than a subordinate Lien already existing on the trade date when such Portfolio Asset is acquired by the Issuer) or any waiver of any term relating to any subordinate Lien on any collateral securing such obligations, in each case, other than in accordance with the express terms of the related Underlying Instruments;

(x) any restructuring, foreclosure, deed in lieu, or comparable transfer of title to any collateral securing the obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset or any taking back of control, or acquiescence in the transfer of control, from any Portfolio Asset Obligor with respect to any such collateral;

(xi) any changes to the pro rata allocation or sharing of distributions required by any Underlying Instrument; or

(xii) any changes to any of the provisions of any Underlying Instrument specifying the number or percentage of lenders whose consent or approval is required to effect, or whose objection is required to block, any of the actions specified in any of the foregoing clauses (i) through (xi).

"Other Investment Vehicles":  The meaning specified in Section 6(b).

"Portfolio Asset Sale Cut-Off Time":  3:00 p.m. (New York time) on the date that is three calendar months following the day on which the UBS Termination Event occurs.

"Post-Restructuring Notice":  The meaning specified in Section 2(m).

"Proceedings":  The meaning specified in Section 21(b).

"Responsible Officer":  Any officer, or director or employee of the Issuer or the Collateral Manager, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement.

"Risk Retention Rules":  The requirements of Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

"UBS":  UBS AG, London Branch, in its capacity as a party under the Global Master Repurchase Agreement.

"UBS Termination Event":  The meaning specified in Section 2(o).

2.	General Duties of the Collateral Manager

Subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager shall provide those services pertaining to the Portfolio Assets and the other Collateral that, applying Accepted Servicing Practices, are required to be performed by the Collateral Manager, which services include the following:

(a)The Collateral Manager agrees to supervise and direct the acquisition of, disposition of, investment in and reinvestment of the proceeds of the Collateral, and shall perform on behalf of the Issuer the duties that have been expressly delegated to the Collateral Manager in this Agreement, the Collateral Administration Agreement, the Indenture (and the Collateral Manager shall have no obligation to perform any other duties under the Indenture or otherwise) and any other Transaction Document to which the Collateral Manager is party and, to the extent necessary or appropriate to perform such duties, the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto.  In addition, in performing its obligations under this Agreement, the Collateral Manager shall, except as otherwise provided in and subject to the terms of this Agreement, have full power and authority to (i) take any and all actions in connection with its collateral management obligations hereunder that it deems necessary or appropriate (in each case, subject to Accepted Servicing Practices), and (ii) execute and deliver or cause to be executed and delivered all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto.  In furtherance of the foregoing, the Issuer hereby makes, constitutes and appoints the Collateral Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Collateral Manager reasonably deems appropriate or necessary in connection with its duties under this Agreement or any other Transaction Document.  The foregoing power of attorney is hereby declared irrevocable and a power coupled by an interest, and it shall survive and not be affected by the subsequent dissolution, bankruptcy or termination of the Issuer; provided, however, that the foregoing power of attorney will expire, and the Collateral Manager will cease to have any power to act as the Issuer's attorney-in-fact, upon termination of this Agreement (upon the effectiveness of any resignation of the Collateral Manager or otherwise) in accordance with the terms hereof.  The Issuer shall execute and deliver to the Collateral Manager, or cause to be executed and delivered to the Collateral Manager, all such other powers of attorney, proxies, dividends and other orders, and all such instruments as the Collateral Manager may reasonably request for the purpose of enabling the Collateral Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement or any other Transaction Document. The Issuer hereby agrees to cooperate with the Collateral Manager by either executing and delivering to the Collateral Manager from time to time (x) other powers of attorney evidencing the Collateral Manager's authority and power under this Agreement, or (y) such other documents or instruments deemed necessary or appropriate by the Collateral Manager to enable the Collateral Manager to carry out its collateral management obligations under this Agreement.

(b)The Collateral Manager shall (i) select all Portfolio Assets and Eligible Investments which shall be acquired or sold by the Issuer and pledged to the Trustee pursuant to the Indenture, and (ii) facilitate the acquisition, disposition and settlement of Portfolio Assets by the Issuer in accordance with the Indenture, including the delivery of Collateral in accordance with the Indenture.  In so doing, the Collateral Manager shall take into consideration, among other things, the payment obligations of the Issuer under the Indenture on each Payment Date (including, without limitation, the payment obligations in respect of the interest and principal on the Notes), and the Priority of Payments and the expected distributions on the Portfolio Assets.

(c)The Collateral Manager shall monitor the Collateral, on behalf of the Issuer, on an ongoing basis and shall, subject to the immediately succeeding sentence, use commercially reasonable efforts to provide (or cause to be provided) to the Issuer all reports, schedules and other data which the Issuer is required to prepare, deliver or furnish under the Indenture or the Collateral Administration Agreement (in each case, except to the extent that the Collateral Administrator is required pursuant to the Collateral Administration Agreement to provide to the Issuer any such reports, schedules and other data, in which event the Collateral Manager shall have no obligation with respect thereto), in the form and containing all information required thereby and on or before the date required under the Indenture and to deliver them to the parties entitled thereto under the Indenture. The Collateral Manager shall, on behalf of the Issuer, use commercially reasonable efforts to determine whether a Portfolio Asset has become a Defaulted Obligation.

(d)The Collateral Manager shall use commercially reasonable efforts to furnish Issuer Orders, Issuer Requests and officer's certificates as may be required under the Indenture, including providing any certifications.

(e)The Collateral Manager may, in its sole discretion, subject to and in accordance with the provisions of the Indenture and this Agreement including, but not limited to, Section 2(n), take on behalf of the Issuer or, if applicable, direct the Trustee in writing to take the following actions with respect to any Portfolio Asset, Defaulted Obligation, and any other assets and property included in the Collateral (collectively, the "Managed Assets"), as applicable:

(i)retain such Managed Asset;

(ii)sell or otherwise dispose of such Managed Asset in the open market or otherwise (including to itself or to an Affiliate of the Collateral Manager in accordance with Section 6(f));

(iii)acquire, as security for the Class A Notes in substitution for or in addition to any one or more Managed Assets included in the Collateral, one or more additional assets;

(iv)if applicable, tender such Managed Asset pursuant to an Offer;

(v)if applicable, consent or refuse to consent to any proposed amendment, modification, restructuring, exchange, extension or waiver pursuant to an Offer and give or refuse to give any notice or direction;

(vi)retain or dispose of any obligations, securities or other property (other than Cash) received by the Issuer;

(vii)call or waive any default with respect to any Defaulted Obligation and instruct the Trustee to enforce the Issuer’s rights under the related Underlying Instrument and any applicable law, rule or regulation in any manner permitted under the Indenture;

(viii)vote to accelerate the maturity (or rescind the acceleration of) of any Defaulted Obligation;

(ix)amend, waive, consent, modify, extend or vote with respect to any Managed Asset;

(x)exercise any other rights or remedies with respect to any Managed Asset and, as provided in the related Underlying Instrument, including, without limitation, the negotiation of any workout or restructuring and the acceptance of any security or other consideration issued in a plan of reorganization, bankruptcy or other proceeding involving any thereof, participation in a committee or group formed by creditors of an oblige or an issuer under a Managed Asset, or take any other action consistent with the terms of the Indenture which, in accordance with Accepted Servicing Practices, the Collateral Manager determines in its reasonable judgment is in the best interests of the Holders; and

(xi)exercise any other rights or remedies with respect to such Managed Asset.

(f)Except as expressly otherwise permitted in Section 6, the Collateral Manager shall cause any purchase or sale of any Managed Asset to be effected for Cash and otherwise on, subject to Section 6(f), arm's length terms.

(g)In connection with taking or omitting any action under the Indenture or this Agreement, the Collateral Manager may, in accordance with Accepted Servicing Practices, consult with counsel and may rely in good faith on the advice of such counsel or any opinion of counsel selected in good faith with reasonable care.

(h)From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of this Agreement.  The Trustee shall be entitled to rely and be protected in relying upon all actions and omissions of the Collateral Manager thereafter as fully as if no Event of Default had occurred.

(i)Notwithstanding anything to the contrary contained herein, the standard of care applicable to the Collateral Manager's performance of its services under this Agreement shall be the servicing standards applicable pursuant to Accepted Servicing Practices.

(j)The Collateral Manager may enter into subservicing agreements for the servicing and administration of all or a part of the Portfolio Assets and the other Collateral; provided that entering into such a subservicing agreement shall not constitute an assignment of rights or delegation of performance obligations of the Collateral Manager, which obligations shall remain the primary obligations of the Collateral Manager.

(k)In performing its duties hereunder, the Collateral Manager shall not take any action which is prohibited pursuant to the terms of the Indenture or any of the other Transaction Documents. The Collateral Manager shall use good faith efforts to ensure that no action is taken by it, and shall not intentionally or with reckless disregard take any action, which could cause the Issuer to violate the terms of the Indenture or any other Transaction Documents, including any representation, warranty or undertaking of the Issuer, and any certificates to be delivered by the Issuer pursuant to the Indenture or any of the other Transaction Documents.

(l)Notwithstanding any other term of this Agreement, in no event shall the Collateral Manager have any obligation to cause the Issuer to comply with any monetary obligation set forth in any Transaction Document (including, without limitation, the payment of principal, interest, fees, expenses, indemnity obligations or other amounts).

(m)Notwithstanding any other term of this Agreement, (i) the Collateral Manager shall deliver written notice (such notice, an "Advance Restructuring Notice") to the Valuation Agent in the event that the Collateral Manager receives a written or other formal request to take, agree to or consent to any amendment or action with respect to any Portfolio Asset (regardless of whether the Collateral Manager considers any such proposed amendment or action to be a Material Action) within five Business Days following receipt of such request (or, if earlier, at least four Business Days prior to the proposed amendment or action date), which Advance Restructuring Notice shall specify whether, in the determination of the Collateral Manager (which determination shall be for indicative purposes only and not binding or conclusive in any way on the Valuation Agent if any dispute between the parties should arise as to whether a Material Action has been proposed or effected), the proposed action constitutes a Material Action; and (ii) the Collateral Manager shall provide evidence (the notice providing such evidence, a "Post-Restructuring Notice") of any amendment or action (regardless of whether the Collateral Manager considers such amendment or action to be a Material Action) within two Business Days after the date on which the fully executed documentation evidencing such amendment or action is received by Collateral Manager; provided that, if in the reasonable opinion of the Collateral Manager it would not be practicable to deliver the Post-Restructuring Notice within two Business Days after the date on which the fully executed documentation evidencing such amendment or action is received by Collateral Manager due to an administrative or operational reason, such Post-Restructuring Notice may be delivered within five Business Days after the date on which such documentation evidencing such amendment or action is received by Collateral Manager. The Valuation Agent shall be an express third party beneficiary for the purposes of this Section 2(m).

(n)(i)  Notwithstanding any other terms of this Agreement, so long as either (x) an "Event of Default" with respect to which the Counterparty is the "Defaulting Party" or a "Mandatory Prepayment Event" (howsoever described) shall have occurred and is continuing under the Global Master Repurchase Agreement (as each such term is defined therein) or (y) an Event of Default shall have occurred and is continuing under the Indenture, the Collateral Manager shall exercise any right of the Issuer described in an Advance Restructuring Notice to take, agree, vote on or consent to any amendment or action with respect to any Portfolio Asset only in accordance with the written direction of the Valuation Agent.

(ii)The Valuation Agent shall be an express third party beneficiary of the provisions set forth in this Section 2(n) to the extent that it is entitled to receive notifications or exercise consent, voting or similar rights under this Section 2(n).

(o)If an "Early Termination Date" has occurred with respect to the Global Master Repurchase Agreement as a result of an "Event of Default" with respect to which UBS was a "Defaulting Party" (as such term is defined in the Global Master Repurchase Agreement) (such event, a "UBS Termination Event"), the Collateral Manager will use its commercially reasonable efforts to sell or otherwise dispose of all Portfolio Assets in accordance with Articles 5 and 12 of the Indenture, provided that each such sale shall be conducted in compliance with the following requirements:

(i)commencing on the day on which the UBS Termination Event occurs and until the Manager Asset Sale Cut-Off Time, the Collateral Manager (or any Affiliate thereof) may purchase any or all of the Portfolio Assets, so long as each such purchase is, subject to Section 6(f), made on an arm's length basis;

(ii)the Collateral Manager shall, commencing on the Manager Asset Sale Cut-Off Time, seek to obtain firm, actionable bids (each such bid, a "Firm Bid") for the entire Principal Balance of each Portfolio Asset (other than any Portfolio Asset (x) that was purchased by the Collateral Manager (or any Affiliate thereof), or (y) with respect to which the Collateral Manager (or any Affiliate thereof) has made a firm bid to purchase pursuant to (i) above) from at least three leading dealers in the relevant market, one of which may be the Collateral Manager or its designee, at or prior to the Portfolio Asset Sale Cut-Off Time; provided that if there is more than one Portfolio Asset at any time, the Collateral Manager may in its sole discretion obtain Firm Bids with respect to each separate Portfolio Asset or any one or more groups of Portfolio Assets; provided further that with respect to any single Portfolio Asset, the Collateral Manager may in its sole discretion obtain Firm Bids with respect to any portion of the Principal Balance of such Portfolio Asset so long as it seeks to obtain at least three Firm Bids with respect to each portion of such Portfolio Asset;

(iii)if the Collateral Manager obtains one Firm Bid or a combination of Firm Bids for the entire Principal Balance of any Portfolio Asset (or portion thereof or group of Portfolio Assets) prior to the Portfolio Asset Sale Cut-Off Time in accordance with the foregoing clause (i), the Collateral Manager shall cause the sale of such Portfolio Asset (or portion thereof or group of Portfolio Assets) to the Person or Persons providing the highest such Firm Bid or the combination of Firm Bids having the highest weighted average;

(iv)any Holder that owns 10% or more of the Aggregate Outstanding Amount of Notes shall be entitled to participate in such bidding process with respect to one or more of the Portfolio Assets by submitting Firm Bid(s) therefor (and in such case, such Holder shall be deemed a "leading dealer" for purposes of clause  (ii) above);

(v)the Collateral Manager shall notify the Trustee on (or as soon as reasonably practicable following) the date on which the UBS Termination Event occurs that it is selling or otherwise disposing of all of the Portfolio Assets in accordance with Section 12.1 of the Indenture and this Section 2(o), and direct the Trustee to deliver a notice to all Holders (prepared and provided by the Collateral Manager) on (or as soon as reasonably practicable following) the date on which the UBS Termination Event occurs that (A) notifies the Holders of such sale, (B) notifies the Holders that any Holder that owns 10% or more of the Aggregate Outstanding Amount of Notes shall be entitled to participate in such bidding process with respect to one or more of the Portfolio Assets by submitting Firm Bid(s) therefor, and (C) provides instructions so that any Holder that owns 10% or more of the Aggregate Outstanding Amount of Notes may notify the Collateral Manager that it will participate in the bidding process with respect to one or more of the Portfolio Assets; and

(vi)the Collateral Manager shall use commercially reasonable efforts to sell or otherwise dispose of all Portfolio Assets and Eligible Investments no later than the Portfolio Asset Sale Cut-Off Time.

(p)Immediately upon becoming aware that any Portfolio Asset, at any time after the acquisition thereof by the Issuer, has become a Defaulted Obligation, the Collateral Manager shall deliver a notice of such event to (i) the Issuer and (ii) the Valuation Agent (which shall constitute a third party beneficiary of this Agreement for purposes of such obligation).

3.	No Joint Venture

Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement, or impose any liability arising out of such joint venture or partnership on such parties.  For all purposes of performing its obligations hereunder, the Collateral Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Issuer, from time to time, shall have no authority to act for or represent the Issuer.

4.	Brokerage

(a)The Collateral Manager shall use all commercially reasonable efforts to obtain the best execution for all orders placed with respect to the Managed Assets, considering all reasonable circumstances (it being understood that the Collateral Manager has no obligation to obtain the lowest commission or best prices available).  Consistent with the objective of obtaining best execution, the Collateral Manager may, in the allocation of business, take into consideration all factors that the Collateral Manager reasonably determines to be relevant, including, without limitation, timing, price, dealer spread or commission, size and difficulty of the transaction, general relevant trends and research and other brokerage services furnished to the

Collateral Manager or its Affiliates by brokers and dealers.  Such services may be used by the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations.  To the extent consistent with the Collateral Manager's objective to obtain the best execution for all orders placed with respect to the Managed Assets and any other provision of this Agreement, the Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Managed Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with similar orders being made simultaneously for accounts of its Affiliates.  When any aggregate sales or purchase orders occur, the Collateral Manager (and any of its Affiliates involved in such transactions) shall allocate the executions among the accounts in an equitable manner.

(b)To the extent permitted by applicable law, the Collateral Manager may aggregate sales and purchase orders of loans placed with respect to the Managed Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with similar orders being made simultaneously for accounts of its Affiliates if, in the Collateral Manager’s reasonable judgment, such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration the selling or purchase price, brokerage commissions and other expenses.  When any aggregate sales or purchase orders occur, the objective of the Collateral Manager shall be to allocate the items of property so purchased or sold, as well as expenses incurred in the transaction among the accounts in an equitable manner.

5.	Collateral Manager's Expenses

(a)The Collateral Manager shall have no obligation to advance its own funds for the payment of any Collateral Manager Expenses if the Collateral Manager determines that any such Collateral Manager Advances are or will be, or that any outstanding Collateral Manager Advances are, non-recoverable.  In any case, the Collateral Manager may, at its option, make Collateral Manager Advances from its own funds with respect to the payment of Collateral Manager Expenses, in which event the Collateral Manager shall be reimbursed for such advances on each Payment Date without interest.  The making of a Collateral Manager Advance by the Collateral Manager under any particular set of circumstances will not obligate the Collateral Manager to make any additional or other Collateral Manager Advance under equivalent, similar or any other circumstances.

(b)Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Collateral Manager agrees for the benefit of the Trustee (for and on behalf of itself and the Noteholders) that any obligations of the Issuer to pay or reimburse any amounts to the Collateral Manager under this Section 5, 8 (Limitation of Liability) or 9 (Indemnification) of this Agreement shall be made subject to and in accordance with Section 11 of the Indenture.

6.	Services to Other Companies or Accounts; Conflicts of Interest

(a)The Issuer acknowledges that various potential and actual conflicts of interest may arise from the overall investment activity of the Collateral Manager, its Affiliates and their respective clients and employees.  The Issuer acknowledges, understands and agrees that the Collateral Manager and its Affiliates, and their respective shareholders, members, managers, trustees, incorporators, partners, directors, officers, employees, representatives, agents and associates (collectively, the “Manager Related Parties”) are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities other than the Issuer, whose investment objectives are the same as or overlap with those of the Issuer, participating in actual or potential investments of the Issuer, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Issuer, or acting as a director, officer or creditors' committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity.  The Manager Related Parties may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the account of the Issuer; provided that such activities could not reasonably be expected to have a material adverse effect on (A) the Holders of any Class A Notes, (B) the Issuer’s ability to perform its obligations under any Transaction Document to which it is party, (C) any Portfolio Asset or (D) the rights or remedies of UBS under the Transaction Documents.  These fees can relate to actual, contemplated or potential investments of the Issuer and may be payable by entities in which the Issuer, directly or indirectly, has invested or contemplates investing.

(b)In addition, the Issuer acknowledges, understands and agrees that the Collateral Manager or any other Manager Related Party may manage Affiliates of the Issuer (including, but not limited to, other funds, investment vehicles, accounts or advisory clients of the Collateral Manager or any of its Affiliates, collectively the "Other Investment Vehicles").  The investment policies, fee arrangements and circumstances of the Issuer may differ from such Other Investment Vehicles.  For example, the Collateral Manager may decide on behalf of the Issuer to retain an asset at the same time that one or more Other Investment Vehicles sells it.  Similarly, the Other Investment Vehicles which are in a liquidation phase may take priority as to sales of investments in which the Issuer is also an investor.  These procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer.

(c)The Issuer acknowledges, understands and agrees that the Collateral Manager and any Other Investment Vehicle may have economic interests in, relationships with, or render services or engage in transactions with obligors in whose obligations the Issuer may invest.  As a result, officers and employees of the Collateral Manager and Other Investment Vehicles may possess (and will have no obligation to share) information relating to obligors that is not known to the individuals responsible for monitoring the Collateral or performing obligations under this Agreement.  In particular, the Collateral Manager, its Affiliates and/or Other Investment Vehicles may invest in and/or hold obligations of an obligor that may be pari passu, senior or junior in ranking to another obligation of such obligor that is included in the Collateral, and/or officers, directors and/or employees of the Collateral Manager, its Affiliates and/or Other Investment Vehicles may serve on boards of directors (or in a similar role) of or otherwise have ongoing relationships with such obligor.  The purchase, holding and sale of such obligations by the Issuer may enhance the profitability of the investments in such obligors held by the Collateral Manager, its Affiliates and/or Other Investment Vehicles.  Each of such ownership and other relationships may affect the ability of the Collateral Manager to advise the Issuer with respect to such obligations.

(d)Although the Issuer intends to operate so that the Portfolio Assets are not "plan assets" under ERISA, some of the Other Investment Vehicles may hold or will hold "plan assets" subject to ERISA.  For those plan assets, certain partners, Affiliates and/or associates of the Collateral Manager are classified as "fiduciaries" under ERISA.  ERISA imposes certain general and specific responsibilities and restrictions on fiduciaries with respect to plan assets.  As a result, the Collateral Manager may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable.  The foregoing procedures could in certain circumstances affect adversely the Issuer by prohibiting the Issuer from purchasing a position from such Other Investment Vehicle or may limit the rights that the Issuer may exercise with respect to an investment.

(e)Members, Affiliates and associates of the Collateral Manager may have the ability, under certain circumstances, to take certain actions that would be inconsistent with the objectives of the Issuer.  In such circumstances, the Collateral Manager and its partners and associates will act in good faith and in a manner believed by them to be equitable; provided that, the Collateral Manager and its partners, Affiliates and associates may adopt certain procedures to address certain conflicts of interest.  The foregoing procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer (including prohibiting the Issuer from purchasing a position) or may limit the rights that the Issuer may exercise with respect to an investment.

(f)The Collateral Manager shall not direct the Trustee to purchase any Portfolio Asset for inclusion in the Collateral directly from the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which Collateral Manager or any of its Affiliates serve as investment advisor, or direct the Trustee to sell directly any Portfolio Asset to the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which the Collateral Manager or any of its Affiliates serve as investment advisor, unless the Collateral Manager shall have certified to the Issuer and the Trustee (a copy of which shall be provided by the Trustee to the Valuation Agent which shall be an express third party beneficiary for the purposes of this Section 6(f)) with respect to such transaction that (i) such transaction will be consummated on terms prevailing in the market, (ii) the terms of such transaction are substantially as advantageous to the Issuer as the terms the Issuer could reasonably obtain in a comparable arm's length transaction with a non‑Affiliate and (iii) such transaction complies with all applicable laws.  In accordance with the foregoing, the Collateral Manager may, in one or more transactions, effect client cross-transactions where the Collateral Manager causes a transaction to be effected between the Issuer and another collateralized debt obligation vehicle, collateralized loan obligation vehicle, fund or another investment vehicle or account managed or advised by it or one or more of its Affiliates, but neither it nor the Affiliate will receive any commission or similar fee in connection with such cross-transaction.

(g)[Reserved.]

(h)The Collateral Manager shall not direct the Trustee to purchase any Portfolio Asset for inclusion in the Collateral if the obligor on such Portfolio Asset is the Collateral Manager or any of its Affiliates or any other fund or account managed by the Collateral Manager or its Affiliates, unless the acquisition of such Collateral is expressly permitted under the Indenture.

(i)The Collateral Manager shall not cause the Issuer to purchase, and shall not direct the Trustee to purchase, any Portfolio Asset from the Sole Shareholder for inclusion in the Collateral unless such purchase complies with the requirements of the Side Letter Security Agreement.

7.	Standard of Care

The Collateral Manager shall comply with the terms and conditions of the Indenture specifically made applicable to the Collateral Manager as specified under this Agreement and the Indenture affecting the duties and functions that have been delegated to it and, subject to Section 8 of this Agreement, perform its obligations under this Agreement and the Indenture with reasonable care, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and others having similar investment objectives and restrictions.  The servicing standards described in this Section 7 are herein referred to as "Accepted Servicing Practices".  To the extent consistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties under this Agreement and the Indenture, including those duties of the Issuer under the Indenture which the Collateral Manager has agreed hereunder to perform on the Issuer’s behalf.

8.	Limitation of Liability

(a)Without prejudice to the obligations of the Counterparty under any Transaction Document and the Global Master Repurchase Agreement, none of the Collateral Manager (solely in its capacity as Collateral Manager hereunder), its Affiliates (excluding the Issuer), any officer, director, manager, partner, member, employee, stockholder or agent of any of such Persons or any other Person that serves or provides advisory services and resources at the request of the Collateral Manager on behalf of the Issuer as an officer, director, manager, partner, member, employee or agent of any other entity (each, an "Indemnified BC Partners Person") shall be liable to the Trustee, any Holder, UBS, or the Issuer, any Affiliate of the foregoing or any other Person, for any losses, claims, charges, damages, judgments, assessments, costs, proceedings or other liabilities (collectively, “Liabilities”) incurred by any such Person arising out of, relating to, or in connection with the performance by the Collateral Manager of its duties under this Agreement and the Indenture or the transactions contemplated hereby or thereby, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or fraud by the Collateral Manager in the performance, or reckless disregard of the obligations of the Collateral Manager hereunder or under the terms of the other Transaction Documents applicable to it (a "Collateral Manager Breach").  Notwithstanding any provision herein or in the Indenture to the contrary, in no event shall either party hereto be liable for any consequential, indirect, special or punitive damages (including lost profits) of any kind whatsoever regardless of whether such losses or damages are foreseeable and regardless of the form of action.  Each Indemnified BC Partners Person may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising under this Agreement.  The Collateral Manager shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, resolution, certificate, consent, affidavit, letter, facsimile, e-mail, statement, instrument, document or other writing or communication delivered to the Collateral Manager believed by it to be genuine and to have been made, signed or sent by an authorized Person.  The Collateral Manager may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)No claim may be made by any party hereto against any other party hereto or any officer, agent, stockholder, partner, manager, member, director or employee of any such party for any special, indirect, consequential or punitive damages (including lost profits) in respect of any claim for breach of contract or any other theory of liability arising out of or relating to this Agreement or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, and to the fullest extent permitted by applicable law, each party hereto hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in such party's favor.

(c)Subject to clause (b) of this Section 8, it is hereby agreed and declared that references to the Collateral Manager in this Section 8 shall be deemed to include the other Indemnified BC Partners Persons.

9.	Indemnification

(a)To the fullest extent permitted by law, the Issuer shall indemnify, defend and hold harmless each Indemnified BC Partners Person, against all Liabilities as determined by final adjudication of a court of competent jurisdiction after the exhaustion of all appeals and whether or not matured or unmatured or whether or not asserted or brought due to contractual or other restrictions (including reasonable legal or other expenses actually and reasonably incurred in investigating or defending against any such loss, claim, damage or liability), joint or several, (i) to which an Indemnified BC Partners Person may become subject by reason of any acts or omissions or any alleged acts or omissions arising out of such Indemnified BC Partners Person's or any other Indemnified BC Partners Person's activities in connection with the conduct of the business or affairs of the Issuer and/or a Portfolio Asset (including in connection with or relating to this Agreement), (ii) caused by or arising out of or relating to or in connection with this Agreement, any of the other Transaction Documents or any of the transactions contemplated thereby (including, without limitation, the issuance of the Class A Notes), or (iii) the enforcement, investigation, preparation, pursuit or defense of any claim, action, proceeding or investigation with respect to pending or threatened litigation in connection with the transactions contemplated by this Agreement, the Indenture or any other Transaction Document; provided, that such Person shall not be indemnified for any Liabilities that are incurred as a result of a Collateral Manager Breach. Notwithstanding the exception set forth in the preceding sentence, if the Collateral Manager sustains any loss, liability or expense by reason of such exception and which results from any overcharges to a Portfolio Asset Obligor under a Portfolio Asset, then the Issuer shall, to the extent that such overcharges were collected by the Collateral Manager and remitted to the Issuer, promptly remit such overcharge to such Portfolio Asset Obligor after the applicable Issuer's receipt of written notice from the Collateral Manager regarding such overcharge.  In no event shall the Issuer be liable to any other party (including any Indemnified BC Partners Party) for any special, indirect, consequential or punitive (including lost profits) damages or losses.

Any indemnification rights provided for in this Section 9(a) shall be retained by any resigned or replaced Collateral Manager and by all former Indemnified Persons.

(b)To the fullest extent permitted by law, the Collateral Manager shall indemnify, defend and hold harmless the Issuer, and each of its respective directors, managers, officers, stockholders, members, partners, agents and employees (each an "Indemnified Issuer Person"), against all Losses to which an Indemnified Issuer Person may become subject by reason of any acts or omissions or any alleged acts or omissions arising out of such Indemnified Issuer Person's or any other Indemnified Issuer Person's activities in connection with any Transaction Document or any transactions contemplated thereby, if such Losses result from any Collateral Manager Breach, unless such Loss results from (i) the gross negligence, willful misconduct or fraud of such Person, or (ii) a breach by the Indemnified Issuer Person of any of its representation, warranty, certification or obligations hereunder or under any other Transaction Documents to which it is party.  In no event shall the Collateral Manager be liable to any other party (including any Indemnified Issuer Party) for any special, indirect, consequential or punitive (including lost profits) damages. UBS shall constitute an express third party beneficiary for the purposes of this Section 9(b).

(c)Expenses incurred by an Indemnified Person in defense or settlement of any claim that shall be subject to a right of indemnification hereunder may be advanced by the Issuer prior to the final disposition thereof upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amount to the extent that it shall be determined ultimately that such Indemnified Person is not entitled to be indemnified hereunder.  The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.  The indemnification rights hereunder are not subject to subrogation to any other party including any insurer.

(d)The indemnification rights provided for in this Section 9 shall survive the termination of this Agreement.  Notwithstanding anything else herein, nothing contained in this Section 9 or elsewhere in this Agreement shall be construed as relieving any person for any liability (including liability under applicable U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent that such liability may not be waived under, or such indemnification would be in violation of, applicable law.

10.	Term of Agreement; Survival of Certain Terms

(a)This Agreement shall become effective on the date hereof.  This Agreement shall continue in force and effect until the earliest to occur of:

(i)the payment in full or redemption in whole of the Notes and the satisfaction and discharge of the Indenture in accordance with its terms;

(ii)the liquidation of the Portfolio Assets and the final distribution of proceeds of such liquidation to the Holders as provided in the Indenture; and

(iii)termination of this Agreement in accordance with subsection (c), subsection (d) or subsection (e) of this Section 10.

(b)Upon the occurrence of any "cause" event, this Agreement may be terminated (and the Collateral Manager may be removed for cause) by the Issuer (or the Trustee on its behalf) by written notice to the Collateral Manager setting forth the cause of such removal. Each of the following events shall constitute a "cause" event with respect to the Collateral Manager for the purposes of this Agreement:

(i)the Collateral Manager willfully violates or breaches any provision of this Agreement, any terms of the Indenture applicable to it, or any other Transaction Document to which it is a party (including, without limitation, any breach of a representation, warranty or certification of the Collateral Manager hereunder or thereunder);

(ii)(A) the Collateral Manager breaches any provision of this Agreement, any terms of the Indenture applicable to it, or any other Transaction Document to which it is a party (other than as covered in Section 10(b)(i)) which violation or breach has a material adverse effect on (1) the Holders of any Class A Notes, (2) the Issuer’s ability to perform its obligations under any Transaction Document to which it is party, (3) any Portfolio Asset or (4) the rights or remedies of UBS under the Transaction Documents, or (B) if capable of being cured, such  breach is not cured within 30 days after the date on which written notice of such breach has been given to the Collateral Manager by the Issuer or the Trustee, provided that no cure period shall apply with respect to a breach of Section 17 (Obligations of Collateral Manager), regardless of whether such failure is capable of cure;

(iii)(A) a breach of any representation, warranty or certification made by the Collateral Manager in this Agreement or the Indenture or in any certificate delivered pursuant to this Agreement or the Indenture, and (B) such breach has a material adverse effect on (1) the Holders of any Class A Notes, (2) the Issuer’s ability to perform its obligations under any Transaction Document to which it is party, (3) any Portfolio Asset or (4) the rights or remedies of UBS under the Transaction Documents;

(iv)the filing of a decree or order for relief by a court having jurisdiction over the Collateral Manager or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Manager or for any substantial part of its property, or ordering the winding up or liquidation of the Collateral Manager's affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days;

(v)the commencement by the Collateral Manager of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by the Collateral Manager to the entry of an order for relief in an involuntary case under any such law;

(vi)the consent by the Collateral Manager to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Manager or for any substantial part of its property, or the making by the Collateral Manager of any general assignment for the benefit of creditors;

(vii)the failure by the Collateral Manager generally to pay its debts as such debts become due, or the taking of action by the Collateral Manager in furtherance of the actions described in the immediately preceding clauses (iv), (v) or (vi);

(viii)the occurrence and continuance of any Event of Default under the Indenture directly caused by the failure of Collateral Manager to perform its obligations under this Agreement or the Indenture;

(ix)(A) the occurrence of any act by the Collateral Manager constituting fraud or criminal negligence in respect of investment activity, or (B) any officer or employee of the Collateral Manager who has direct responsibility for the management of the Portfolio Assets is indicted for any act constituting fraud or criminal negligence in respect of investment activity and such Person fails to be removed from such Person’s role managing the Portfolio Assets within 7 Business Days;

(x)(A) an "Event of Default" has occurred and is continuing under the Global Master Repurchase Agreement with respect to which the Counterparty is the "Defaulting Party" has occurred and is continuing, and (B) an "Early Termination Date" or early "Repurchase Date" has been designated or has occurred, in each case, under and as defined in the Global Master Repurchase Agreement;

(xi)the Collateral Manager has intentionally taken any action which would violate any law, rule or regulation actually known by one or more authorized officers of the Collateral Manager to be applicable to the Issuer of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any law of the jurisdiction of formation of the Issuer or United States federal, state or other applicable securities law, the violation of which has a material adverse effect on (A) the Issuer's ability to perform its obligations under the Transaction Documents, or (B) any of the Portfolio Assets; and

(xii)the Collateral Manager delivers written notice of the termination of this Agreement pursuant to subsection (c) or subsection (d) of this Section 10.

If any of the events specified in this subclause (b) of this Section 10 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer and the Trustee (who shall forward to the Holders) upon a Responsible Officer of the Collateral Manager becoming aware of the occurrence of such event.

(c)This Agreement may also be terminated by the Collateral Manager, (i) upon 30 days’ prior written notice, or (ii) immediately upon written notice setting forth the cause of such termination to the Issuer (with a copy to the Trustee), if a material change in applicable law or regulations renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation.

(d)This Agreement shall be automatically terminated in the event the Collateral Manager takes any action that would require a registration of the Issuer or the pool of Portfolio Assets (or any portion thereof) under the provisions of the Investment Company Act of 1940 (as amended) (the "Investment Company Act"), upon which termination the Collateral Manager shall provide a written notice of such automatic termination to the Issuer (with a copy to the Trustee) within a reasonably prompt time after an Officer of the Collateral Manager has determined, based upon advice of legal counsel, that such registration requirement has arisen or otherwise receives actual notice of such registration requirement or automatic termination.

(e)No termination or resignation of the Collateral Manager shall be effective until (i) a successor Collateral Manager has been selected by the Issuer and approved by UBS and (ii) such successor Collateral Manager assumes the obligations of the terminated or resigning Collateral Manager pursuant to and in accordance with a replacement collateral management agreement that is either substantially in the form of this Agreement or otherwise in a form approved by UBS and the Issuer. UBS shall constitute an express third party beneficiary for the purposes of this Section 10.

(f)Sections 5, 8, 9, 11, 16, 19, 20, 21 and 24 shall survive any termination of this Agreement.  Any such termination shall also be without prejudice to any rights of the Collateral Manager relating to the reimbursement of its Collateral Manager Expenses and Collateral Manager Advances through and including the date of such termination.

(g)Upon any such termination, any Collateral Manager Expenses and Collateral Manager Advances that remain unpaid or unreimbursed shall be remitted by the Issuer to the Collateral Manager on the next Payment Date after the Issuer's receipt of an itemized invoice therefor (provided such invoice is received no less than five (5) Business Days prior to such Payment Date).  Other than as set forth in the foregoing sentence, with effect from and including the effective date of the termination of the Collateral Manager's duties and obligations under this Agreement, the Collateral Manager shall not be entitled to compensation for further services hereunder.

11.	Benefit of the Agreement

The Collateral Manager agrees that its obligations hereunder in accordance with the terms of this Agreement and the provisions of the Indenture applicable to it shall be enforceable by the Issuer and by the Trustee on behalf of the Noteholders, as provided in the Indenture.  The Collateral Manager agrees and consents to the provisions contained in Section 15.1 of the Indenture.

12.	Action Upon Termination

(a)Upon any termination of this Agreement, the Collateral Manager shall as soon as reasonably practicable:

(i)deliver to the Issuer, or to the successor collateral manager if so directed by the Issuer, all property and documents of the Trustee or the Issuer or otherwise relating to the Portfolio Assets then in the custody of the Collateral Manager; and

(ii)deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager (if any).

(b)Notwithstanding such termination, (x) the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 8 hereof) for its acts or omissions hereunder arising prior to termination, and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorneys' fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 13 hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 12, and (y) and the Issuer shall remain liable to the extent set forth herein for the reimbursement of the Collateral Manager's Collateral Manager Expenses and Collateral Manager Advances through and including the date of such their respective acts or omissions hereunder arising (or for breach of representations and warranties made hereunder) prior to termination to the extent set forth herein.

(c)The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture, or any of the Portfolio Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement satisfactory to the Collateral Manager.

(d)The provisions of this Section 12 shall survive the termination of this Agreement.

13.	Representations and Warranties

(a)The Collateral Manager hereby represents and warrants to the Issuer as follows as of the Signing Date:

(i)The Collateral Manager is a corporation formed under the laws of the State of Maryland and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on (A) the Holders of the Class A Notes, (B) the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager, (C) the Issuer's ability to perform its obligations under the Transaction Documents or this Agreement or (D) the rights or remedies of the UBS under the Transaction Documents.

(ii)The Collateral Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder, under the provisions of the Indenture applicable to the Collateral Manager and under the other Transaction Documents to which it is a party, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder, under the provisions of the Indenture applicable to the Collateral Manager and under the other Transaction Documents to which it is a party.

(iii)No consent of any other Person, including, without limitation, any partners or creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement, or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder, under the provisions of the Indenture applicable to the Collateral Manager or the other Transaction Documents to which it is a party.

(iv)This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture shall constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights and (B) general equitable principles.

(v)The execution, delivery and performance of this Agreement and the performance by the Collateral Manager of the provisions of the Indenture applicable to the Collateral Manager, the other Transaction Documents to which the Collateral Manager is a party and the documents and instruments required hereunder or thereunder or under the terms of the Indenture will not violate any provision of any existing law or regulation (except, in respect of the Risk Retention Rules, other than as represented by the Collateral Manager in Section 13(a)(viii)) binding the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Constituent Documents of, or any securities issued by, the Collateral Manager or constitute, with or without giving notice or lapse of time or both, a default under or result in a breach of any of the terms or provisions of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on (A) the Holders of the Class A Notes, (B) the Issuer’s ability to perform under any Transaction Document, (C) any of the Portfolio Assets, (D) the business operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under or the validity or enforceability of this Agreement, the provisions of the Indenture applicable to it or (E) the rights or remedies of UBS under the Transaction Documents, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking the existence of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement or the rights or remedies of UBS under the Transaction Documents.

(vi)There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect on (A) the Holders of the Class A Notes, (B) the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement, the provisions of the Indenture applicable to the Collateral Manager hereunder and the other Transaction Documents to which it is a party, (C) any of the Portfolio Assets, (D) the Issuer's ability to perform its obligations under the Transaction Documents or this Agreement or (E) the rights or remedies of UBS under the Transaction Documents.

(vii)The Collateral Manager is not in violation of its Constitutive Documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court (except, in respect of the Risk Retention Rules, other than as represented by the Collateral Manager in Section 13(a)(viii)) government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect (A) the Holders of the Class A Notes, (B) the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement, the provisions of the Indenture applicable to the Collateral Manager hereunder and the other Transaction Documents to which it is a party, (C) any of the Portfolio Assets, (D) the Issuer's ability to perform its obligations under the Transaction Documents or this Agreement or (E) the rights or remedies of UBS under the Transaction Documents.

(viii)The Collateral Manager reasonably believes, based upon due inquiry, that the transactions contemplated by this Agreement do not and/or would not reasonably be expected to violate or conflict with the Risk Retention Rules.

(ix)[reserved]

(b)The Issuer hereby represents and warrants to the Collateral Manager as follows as of the Signing Date:

(i)The Issuer has been duly incorporated and validly exists as an exempted company under the laws of the Cayman Islands and has the power to conduct its business and affairs in accordance with this Agreement and applicable law.

(ii)The Issuer has the power and authority to execute, deliver and perform its duties and obligations under this Agreement and the Indenture.  The Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all of the documents required to be executed by the Issuer pursuant hereto and as of the date hereof the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of the Indenture and the other Transaction Document to which it is party and all of the documents required to be executed by the Issuer thereunder.  This Agreement has been duly authorized, executed and delivered by the Issuer and, as of the date hereof, the Indenture will be duly authorized, executed and delivered by the Issuer.  Each of this Agreement and, on the date hereof, the Indenture, when executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iii)Neither the execution, delivery and performance of this Agreement and the Indenture, nor the consummation of the transactions contemplated by this Agreement and the Indenture (A) is prohibited by, or requires the Issuer to obtain any material consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Issuer or any of its properties or assets, except where the failure to obtain such consent, authorization or approval or make such registration would not reasonably be expected to have a material adverse effect on the Issuer or on the Portfolio Assets and Eligible Investments, or (B) will violate any provision of, result in any breach, default or acceleration of any obligations under or result in the creation or imposition of any lien pursuant to (other than the lien created by the Indenture), or require any consent under, any agreement to which the Issuer is a party or by which it or any of its property is bound, except to the extent that such violation, default or breach would not reasonably be expected to have a material adverse effect on the Issuer or on the Portfolio Assets and Eligible Investments.

(iv)There are no proceedings pending, or to the best knowledge of the Issuer, threatened, against the Issuer before any federal, provincial or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that would reasonably be expected to result in a material adverse effect on the Portfolio Assets and Eligible Investments or any action taken or to be taken by the Issuer under this Agreement.

14.	Amendment

(a)This Agreement may not be modified or amended without the prior written consent of the parties hereto and UBS, and in writing executed by the parties hereto. Failure on the part of either party or UBS to insist upon strict compliance by the other with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

(b)UBS shall constitute an express third party beneficiary for the purposes of this Section 14.

15.	Assignment

(a)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

(b)Any assignment of the Collateral Manager's obligations under this Agreement (other than to an Affiliate of the Collateral Manager including, without limitation, the Collateral Manager and any direct or indirect subsidiary of the Collateral Manager) shall require the consent of the Issuer and UBS, and, until the Full Payment Date, the Trustee (at the direction of the Majority Holders) and the Majority Holders.  UBS shall constitute an express third beneficiary for the purposes of this Section 15(b).

(c)Subject to clause (d) below, any assignment of the Issuer's rights, remedies, and obligations under this Agreement shall require the consent of the Collateral Manager and the Trustee (acting at the direction of the Majority Holders), except in the case of assignment by the Issuer to the Trustee as contemplated by the Granting Clause of the Indenture.

(d)Any assignment consented to pursuant to this Section 15 shall bind the assignee hereunder in the same manner as the assignor is bound.  Upon the execution and delivery of such a counterpart by the assignee, the assignor shall be released from further obligations pursuant to this Agreement, except with respect to its obligations arising under Sections 5, 8, 9, 11, 16, 19, 20, 21 and 24 hereof.

(e)The Collateral Manager hereby acknowledges that, pursuant to Article 15 of the Indenture, the Issuer is assigning all of its right, title and interest in, to and under this Agreement to the Trustee as representative of the Holders and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in this Agreement are also for the benefit of the Trustee.

16.	Records; Confidentiality

(a)The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Trustee, the Noteholders and the Independent accountants appointed by the Issuer pursuant to the Indenture at a mutually agreed time during normal business hours and upon not less than five (5) Business Days' prior notice, provided that the Collateral Manager shall not be obligated to provide access to any non-public information if the Collateral Manager in good faith determines that the disclosure of such information would violate any applicable law, regulation or contractual arrangement.  At no time will the Collateral Manager make a public announcement concerning the issuance of the Notes, the Collateral Manager's role hereunder or any other aspect of the transactions contemplated by this Agreement and the Indenture without the prior written consent of the Issuer's U.S. counsel (it being understood that general statements regarding the fact that the Collateral Manager is managing assets of the Issuer (either alone or in conjunction with assets of other issuers) that do not refer in any way to the Notes or the offering thereof shall not require such prior consent or notice).

(b)The Collateral Manager shall keep confidential any and all information that is either (i) of a type that the Collateral Manager reasonably believes would ordinarily be considered proprietary or confidential, or constitutes information pursuant to which the Collateral Manager (or the Collateral Manager on behalf of the Issuer) is bound by an obligation of confidentiality, or (ii) designated as confidential (collectively, "Confidential Information")

obtained in connection with the services rendered hereunder and shall not disclose any such Confidential Information to non-affiliated third parties (which shall in no event be deemed to include Noteholders) except (1) with the prior written consent of the Issuer (which consent shall not be unreasonably withheld), (2) as required by law (including for purposes of avoiding or reducing any withholding taxes imposed by any jurisdiction), regulation, court order or the rules or regulations of any regulatory or self-regulating organization, body or official having jurisdiction over the Issuer or the Collateral Manager, (3) to its and the Issuer's attorneys, accountants and other professional advisers, (4) to the Manager Related Parties, (5) to any bona fide buyer or potential buyer and any such Person's attorneys and professional advisers in connection with an issuance or sale or potential issuance or sale to such Person of any equity interests of, debt of, or assets owned by the Collateral Manager; provided that each such Person to whom such Confidential Information is so disclosed shall have agreed to maintain the confidentiality thereof pursuant to an agreement containing provisions substantially the same as those of this Section 16, (6) in connection with the enforcement of the Collateral Manager's rights hereunder or in any dispute or proceeding related hereto or to any of the other Transaction Documents, (7) to the Administrator, the Trustee, the Collateral Administrator or any other service provider to the Issuer, (8) to Holders and beneficial owners and potential purchasers of, or placement agent with respect to, any of the Notes or any beneficial interest therein, (9) as required to enable the Collateral Manager to perform its obligations hereunder, (10) such information as shall have been publicly available or disclosed other than in violation of this Agreement or the Indenture, (11) such information that was or is obtained by the Collateral Manager on a non-confidential basis, (12) such information that was or is obtained by the Collateral Manager from a non-affiliated third party; provided, that such non-affiliated third party is not known by the Collateral Manager to be bound by this Agreement or another confidentiality agreement with the Issuer, (13) such information as any rating agency shall reasonably request in connection with the supplying of credit estimates on any Portfolio Asset, (14) such information as may be necessary or desirable in order for the Collateral Manager to prepare, publish and distribute to any Person any information relating to the investment performance of a particular item of the Collateral (rather than the performance of the pool of Collateral as a whole and the financial conditions of the Issuer), (15) such information as may be required to be provided to any Person under the Indenture, this Agreement or any related document, (16) in connection with the establishing trading or investment accounts pursuant to Section 2(a)(i) or otherwise in connection with the acquisition, disposition or tender of, or Offer with respect to, a Portfolio Asset by the Issuer.  In no event, however, shall the Collateral Manager be required to disclose to any Person any information in violation of (A) any fiduciary duty of the Collateral Manager, (B) any requirement of law, or (C) any contractual obligation or confidentiality undertaking applicable to the Collateral Manager or any fund or account managed by the Collateral Manager.

(c)Notwithstanding anything in this Agreement or the Indenture to the contrary, (x) the Collateral Manager and any other Manager Related Party may disclose to any and all Persons, that the Collateral Manager is serving as Collateral Manager of the Issuer and (y) each party hereto (and each of their respective employees, representatives or other agents)may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure (in each case, under applicable federal, state or local law) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure;

provided that with respect to this clause (y) no party hereto shall disclose any other information that is not relevant to understanding the tax treatment or tax structure of this Agreement or the transactions contemplated by this Agreement the disclosure of which is otherwise limited pursuant to this Agreement, or any other information to the extent that such disclosure would result in a violation of any federal or state securities law.

17.	Obligations of Collateral Manager

Unless otherwise specifically required by any provision of the Indenture or this Agreement or by applicable law, the Collateral Manager shall not take any action, or omit to take any action, that it knows would (a) materially and adversely affect the Issuer for purposes of Cayman Islands law, United States federal or state law or any other law known to the Collateral Manager to be applicable to the Issuer, (b) with respect to the Issuer, not be permitted under the Issuer's Constitutive Documents, (c) violate any law, rule or regulation of any governmental body or agency (other than, in each case, in respect of the Risk Retention Rules) having jurisdiction over the Issuer including, without limitation, any Cayman Islands or United States federal, state or other applicable securities law the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, or on the ability of the Collateral Manager to perform its obligations hereunder or any other Transaction Documents, (d) require registration of the Issuer or the pool of Portfolio Assets (or any portion thereof) as an "investment company" under the Investment Company Act or (e) cause the Issuer to violate the terms of the Transaction Documents including, without limitation, any representations of the Issuer given pursuant thereto on or after the date thereof provided that any law or regulation relating to the Collateral Manager's performance under this Agreement that could reasonably be expected to have a material adverse effect on (w) the Holders of the Class A Notes, (x) the Issuer or the Issuer's ability to perform its obligations under the Transaction Documents or this Agreement, (y) any of the Portfolio Assets or (z) the rights or remedies of UBS under the Transaction Documents to be "material" for the purposes of this Section 17.  The Collateral Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement and the Indenture. The Collateral Manager covenants that it shall notify the Issuer and the Valuation Agent in writing no later than 5 Business Days after the date on which Collateral Manager either (a) has actual knowledge, or (b) has reasonable belief, that it has become non-compliant with the Risk Retention Rules.

18.	Entire Agreement; Severability; Headings; Counterparts

(a)This Agreement contains the entire agreement between the parties relating to the subject matter hereof.

(b)If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement, so long as this Agreement, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

(c)Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(d)This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including by e-mail (PDF) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

19.	Non-Petition; Limited Recourse

(a)Notwithstanding any other provision of this Agreement, the Collateral Manager agrees not to cause the filing of a petition in bankruptcy or to institute any reorganization, arrangement, insolvency, moratorium or liquidation proceedings against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under this Agreement until the payment in full of all Notes issued under the Indenture (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and a day or, if longer, the applicable preference period then in effect and one day, following such payment in full.  Nothing in this Section 19(a) shall preclude, or be deemed to stop, the Collateral Manager from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Manager.  This Section 19(a) shall survive the termination of this Agreement.

(b)The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subject to the provisions of Sections 2.7(g), 10.3 and 11.1 of the Indenture, and the Collateral Manager agrees to be bound by the provisions of Sections 2.7(g), 10.3 and 11.1 of the Indenture as if it were a party thereto.  Notwithstanding any other provision of this Agreement, all of the payment obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer pursuant to Sections 2.7(g), 10.3 and 11.1 of the Indenture.  The Collateral Manager further agrees that, except as so contemplated by Section 2.7(g), 10.3 and 11.1 of the Indenture, it will not have any recourse against any Officer, director, employee, partner, member, shareholder or incorporator of the Issuer or its Affiliates, successors or assigns for the payment of any amounts payable under this Agreement.  It is understood that this Section 19(b) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral; or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture until such Collateral has been realized and the proceeds thereof applied in accordance with the provisions of the Indenture, whereupon all obligations of and all claims against the Issuer hereunder or arising in connection therewith shall be extinguished and shall not thereafter revive.  It is further understood that this Section 19(b) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.  The Collateral Manager consents to the assignment of this Agreement as provided in the Grant of the Indenture.  This Section 19(b) shall survive the termination of this Agreement.

20.	Notices

Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or other documents provided or permitted by this Agreement to be made upon, given, delivered, e-mailed or furnished to, or filed with:

(a)the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile or other means of electronic transmission in legible form, to the Issuer addressed to it at c/o MapleFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands, Email: cayman@maples.com, Attention: The Directors, with a copy to, BC Partners Lending Corporation, 650 Madison Avenue, 23rd Floor New York, NY 10022, Email: Notices@bcpartners.com, or at any other address previously furnished in writing to the other parties hereto by the Issuer, as the case may be, with a copy to the Collateral Manager at its address below;

(b)the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile or other means of electronic transmission in legible form, to the Collateral Manager c/o BC Partners Lending Corporation, 650 Madison Avenue, 23rd Floor New York, NY 10022, Email: Notices@bcpartners.com, with a copy to c/o MapleFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands, Email: cayman@maples.com, Attention: The Directors, or at any other address previously furnished in writing to the parties hereto; and

(c)the Valuation Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile or other means of electronic transmission in legible form, to the Valuation Agent addressed to it at such address set out in Section 14 of the Indenture, or at any other address previously furnished in writing to the parties hereto.

To the extent that any demand, notice or communication hereunder is given to the Collateral Manager by a Responsible Officer of the Issuer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Collateral Manager may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.  To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Collateral Manager, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Collateral Manager with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

21.	Governing Law; Jurisdiction; Waiver of Jury Trial

(a)This Agreement shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

(b)With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement ("Proceedings"), each party irrevocably:  (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.  Each party irrevocably consents to the service of process in any Proceeding by the mailing or delivery of copies of such process as set forth in Section 20 hereof.

(c)EACH OF THE ISSUER AND THE COLLATERAL MANAGER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS.  Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

22.	Third Party Beneficiaries

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement except, with respect to the Trustee and the Holders, as otherwise expressly provided in this Agreement; provided that the Valuation Agent shall be an express third party beneficiary of Sections 2(m), 2(n), 2(p), 6(f) and 17.

23.	Written Disclosure Statement

The Issuer shall provide, if reasonably available to it, and the Issuer shall use its reasonable efforts to cause each of the Holders (and holders of beneficial interests in the Notes) and the Trustee to provide, to the Collateral Manager all information reasonably requested by the Collateral Manager in connection with regulatory matters, including without limitation any information that is necessary or advisable in order for the Collateral Manager (or its parent or Affiliates) to complete forms required by the Securities and Exchange Commission, or to comply with any regulations of the Commodity Futures Trading Commission or any requirement of the Commodity Exchange Act or Dodd-Frank Wall Street Reform and Consumer Protection Act, in each case, as amended from time to time, and any other laws or regulations applicable to the Collateral Manager from time to time.

24.	Conflict with the Indenture

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture (as in effect on the date hereof or as amended or supplemented, with the consent of the Collateral Manager if such consent is required by Section 14) in respect thereof shall control.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Management Agreement to be executed effective as of the day and year first written above.

GREAT LAKES BCPL FUNDING LTD.,
as Issuer

By:	/s/ Pamela Sen-Gupta
Name:	Pamela Sen-Gupta
Title:	Director

Collateral Management Agreement

BC PARTNERS LENDING CORPORATION,
as Collateral Manager

By:	/s/ Edward Gilpin
Name:	Edward Gilpin
Title:	Chief Financial Officer

Collateral Management Agreement